Financial News Release

CONTACTS:
Danny Herron	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FOURTH QUARTER RESULTS

•	Revenue of $153 million

•	GAAP earnings of $0.23 per diluted share

•	Non-GAAP earnings of $0.50 per diluted share

•	Ended quarter with $128 million in cash

Fort Collins, Colo., February 2, 2015 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the fourth quarter ended December 31, 2014. The company reported fourth quarter sales of $152.7 million compared with $143.1 million in the third quarter of 2014 and $152.6 million in the fourth quarter of 2013. Net income was $9.3 million or $0.23 per diluted share. On a non-GAAP basis, adjusted net income was $20.6 million or $0.50 per diluted share. A reconciliation of non-GAAP net income and earnings per share is provided in the tables below. The company ended the quarter with $128.4 million in cash and marketable securities, a sequential increase of $22.6 million.
“We ended 2014 with a strong quarter,” said Yuval Wasserman, President and CEO of Advanced Energy. “Our investment in new semiconductor products targeting key technology inflection points is enabling accelerated growth in existing and new applications, and drove record revenues for the quarter. Having made three strategic acquisitions in the last 12 months, we have entered several new and adjacent industrial markets, expanding our total available market and increasing our diversification. We are in the process of evaluating strategic alternatives for our solar inverter business given some of the near-term challenges facing the industry. With a strong pipeline of opportunities and choices for our business, we believe that we are well positioned for 2015.”

Precision Power Products
Precision Power Products sales were $105.9 million in the fourth quarter of 2014, a 16.1% increase from $91.2 million in the third quarter of 2014 and a 20.8% increase from $87.6 million in the fourth quarter of 2013. This was driven by a record quarter in semiconductor sales and a recovery in our industrial applications.
Inverters
Inverter sales were $46.8 million in the fourth quarter of 2014, down 9.8% from $52.0 million in the third quarter of 2014, and down 27.9% from $64.9 million in the fourth quarter of 2013. The solar inverter business was impacted by a number of macroeconomic factors including economic weakness in Europe, pricing pressure, changes in currency exchange rate and increased competition.
Net Income
Net income for the fourth quarter of 2014 was $9.3 million or $0.23 per diluted share, compared with net income of $12.3 million or $0.30 per diluted share in the third quarter of 2014, and $34.4 million or $0.83 per diluted share in the fourth quarter last year. On a non-GAAP basis adjusted net income this quarter increased to $20.6 million or $0.50 per diluted share from $16.9 million or $0.42 per diluted share in the third quarter of 2014, and decreased from $27.8 million or $0.67 per diluted share in the same period last year.
First Quarter 2015 Guidance
Based on the company’s current view, guidance for the first quarter of 2015 is within the following ranges:

•	Sales of $137 million to $147 million

•	GAAP earnings per share of $0.32 to $0.40

•	Non-GAAP earnings per share of $0.38 to $0.46

Fourth Quarter 2014 Conference Call
Management will host a conference call tomorrow morning, Tuesday, February 3, 2015, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide conference pass code 63429946. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter pass code 63429946. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy is a global leader in innovative power and control technologies for high-growth, precision power conversion solutions. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per-share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the first quarter ending March 31, 2015, and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the volatility, seasonality and delays of renewable energy projects and inverter sales; (d) our ability to integrate successfully the operations of companies we acquire, including the retention of key employees of such companies, realization of the benefits of such companies’ products, the total available market and expected sales of such products, and product cost expectations surrounding the fabless manufacturing models for REFUsol and the power control modules product line we acquired from AEG Power Solutions GmbH; (e) opportunities that might present themselves, or actions we might take, as a result of our exploration of strategic alternatives for our solar inverter business, (f) with regard to the renewable energy market, tariffs on Chinese & Taiwanese solar panels, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere for inverters, including the RPS (renewable portfolio standards), the timing and availability of grant programs in North America and Europe and the reduction of the investment tax credit for solar facilities in the United States after 2016; (g) the impact of price changes resulting from a variety of factors including increased competition in the solar inverter equipment market; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain materials and manufacture products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013

SALES	$152,718	$152,580	$143,147	$583,098	$547,004
COST OF SALES	111,839	93,753	95,204	389,069	336,868
GROSS PROFIT	40,879	58,827	47,943	194,029	210,136
	26.8%	38.6%	33.5%	33.3%	38.4%
OPERATING EXPENSES:
Research and development	14,080	13,216	15,074	59,032	58,314
Selling, general and administrative	21,070	21,960	20,223	83,852	84,662
Restructuring charges	929	2,305	1,183	2,356	46,395
Amortization of intangible assets	2,027	1,328	2,238	8,366	6,142
Total operating expenses	38,106	38,809	38,718	153,606	195,513
OPERATING INCOME	2,773	20,018	9,225	40,423	14,623
OTHER INCOME (EXPENSE), NET	(56)	30	(618)	(745)	(339)
Income before income taxes	2,717	20,048	8,607	39,678	14,284
Provision (benefit) for income taxes	(6,602)	(14,307)	(3,695)	(7,304)	(17,802)
NET INCOME	$9,319	$34,355	$12,302	$46,982	$32,086

Basic weighted-average common shares outstanding	40,329	40,284	39,998	40,420	39,597
Diluted weighted-average common shares outstanding	40,757	41,332	40,470	41,034	40,667

EARNINGS PER SHARE:

BASIC EARNINGS PER SHARE	$0.23	$0.85	$0.31	$1.16	$0.81
DILUTED EARNINGS PER SHARE	$0.23	$0.83	$0.30	$1.14	$0.79

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2014	2013*
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$125,285	$138,125
Marketable securities	3,083	11,568
Accounts receivable, net	124,150	125,782
Inventories, net	95,082	109,771
Deferred income tax assets	14,011	10,746
Income taxes receivable	5,555	10,027
Other current assets	9,588	10,950
Total current assets	376,754	416,969

Property and equipment, net	28,976	34,888

Deposits and other	2,052	2,421
Goodwill and intangibles, net	250,403	177,211
Deferred income tax assets	26,384	21,488
Total assets	$684,569	$652,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$53,040	$55,623
Other accrued expenses	59,530	66,734
Total current liabilities	112,570	122,357

Long-term liabilities	97,034	66,158

Total liabilities	209,604	188,515

Stockholders' equity	474,965	464,462
Total liabilities and stockholders' equity	$684,569	$652,977

* December 31, 2013 amounts are derived from the December 31, 2013 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
SALES:
Precision Power Products	$105,873	$87,647	$91,192	$361,769	$296,535
Inverters	46,845	64,933	51,955	221,329	250,469
Total Sales	$152,718	$152,580	$143,147	$583,098	$547,004

OPERATING INCOME (LOSS):
Precision Power Products	$30,759	$24,723	$22,882	$95,214	$64,790
Inverters	(27,057)	(2,400)	(12,474)	(52,435)	(3,772)
Total segment operating income	3,702	22,323	10,408	42,779	61,018
Restructuring charges and asset impairment	(929)	(2,305)	(1,183)	(2,356)	(46,395)
Other income (expense), net	(56)	30	(618)	(745)	(339)
Income (loss) before income taxes	$2,717	$20,048	$8,607	$39,678	$14,284

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013

Gross Profit, as reported	$40,879	$58,827	$47,943	$194,029	$210,136
Operating expenses, as reported	38,106	38,809	38,718	153,606	195,513
Adjustments:
Restructuring charges	(929)	(2,305)	(1,183)	(2,356)	(46,395)
Acquisition-related costs	—	—	(60)	(730)	(1,093)
Stock-based compensation	(245)	(4,432)	(1,488)	(4,993)	(13,742)
Amortization of intangible assets	(2,027)	(1,328)	(2,238)	(8,366)	(6,142)
Nonrecurring inventory impairment	(13,320)	—	—	(13,320)	—
Nonrecurring executive severance	—	—	—	(867)	—
Non-GAAP operating expenses	21,585	30,744	33,749	122,974	128,141
Non-GAAP operating income	$19,294	$28,083	$14,194	$71,055	$81,995

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013

Income (loss), net of tax, as reported	$9,319	$34,355	$12,302	$46,982	$32,086
Adjustments, net of tax
Restructuring charges	604	(11,785)	1,102	1,931	30,235
Acquisition-related costs	—	—	56	718	993
Stock-based compensation	159	4,038	1,385	4,468	12,010
Amortization of intangible assets	1,427	1,210	2,084	7,205	5,342
Nonrecurring tax release items	—	—	—	—	(5,608)
Nonrecurring inventory impairment	9,058	—	—	9,058	—
Nonrecurring executive severance	—	—	—	800	—
Non-GAAP income, net of tax	$20,567	$27,818	$16,929	$71,162	$75,058

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013

Diluted earnings per share, as reported	$0.23	$0.83	$0.30	$1.14	$0.79
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.27	(0.16)	0.12	0.59	1.06
Non-GAAP per share earnings	$0.50	$0.67	$0.42	$1.73	$1.85